                                                                EXHIBIT 4(a)


                                  AMENDMENT
                                      TO
                               CREDIT AGREEMENT


           This Amendment to Credit Agreement (this "Amendment"), dated as of August 30, 1995, is entered into by and among SUDBURY, INC.
  (Borrower), NATIONAL CITY BANK and STAR BANK, NATIONAL ASSOCIATION (together "Banks") and NATIONAL CITY BANK in its capacity as agent of the Banks ("NCB-Agent") for the purposes of the Credit Agreement referred to below and the Related Writings.

                                  WITNESSETH:

           WHEREAS, the parties have entered into a Credit Agreement dated May 30, 1995 (the "Credit Agreement"; all terms used in the Credit Agreement being used herein with the same meaning), which sets forth the terms and conditions upon which Borrower may obtain Revolving Loans and Subject LCs from time to time; and

           WHEREAS, the parties desire to amend certain provisions of the Credit Agreement to provide that NCB-Agent will, in NCB's name but only as agent for the Banks and subject to the terms and conditions of the Credit Agreement as amended, issue Subject LCs for the account of any Company as Borrower may from time to time request ; and

           WHEREAS, the parties also wish to evidence the agreement of Borrower to pay to NCB-Agent a $2,000.00 documentation fee in consideration of NCB-Agent's preparation of this Amendment; and

           NOW, THEREFORE, in consideration of the premises above and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

  SECTION I - AMENDMENTS TO CREDIT AGREEMENT
              ------------------------------

           A. The first paragraph of section 2C of the Credit Agreement is hereby amended in its entirety to read as follows:

           "2C. LETTERS OF CREDIT -- NCB-Agent and the Banks agree that so long as all of the Revolving Commitments remain in effect NCB-Agent will, in NCB's name but only as agent for the Banks, issue such standby letters of credit (each, a Subject LC) for the account of any Company as Borrower may from time to time request subject, however, to the conditions of this Agreement."

           B. Subsection 2C.04 of the Credit Agreement is hereby amended in its entirety to read as follows:

           "2C.04 CREDIT REQUESTS -- Each request by Borrower for a Subject LC shall be in writing and shall be given not later than 12:00 noon of the third (3rd) Banking Day prior to the day it is to be issued. Whenever Borrower desires to have a Subject LC issued, Borrower shall execute and deliver to NCB-Agent an appropriate Credit Request which shall be irrevocable and shall be in the form and substance of EXHIBIT E to this Agreement with the blanks appropriately filled, together with an Application for Irrevocable Standby Letter of Credit and Reimbursement Agreement and Security Agreement (each a "Reimbursement

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        and substance as NCB-Agent or Banks shall require, which document shall be executed by the account party of the Subject LC, and by Borrower as co-applicant if Borrower is not the account party."

        C. The Credit Agreement shall be amended by inserting immediately after subsection 2C.07 thereof and immediately before section 3A thereof the following section 2D:

        "2D. GUARANTY OF COMPANY OBLIGATIONS -- Borrower hereby absolutely and unconditionally guarantees the prompt payment in full of all Debt (collectively, the "Guaranteed Debt") of the Companies or any of them as and when the respective parts thereof become due, whether by lapse of time, by acceleration of maturity or otherwise, including, without limitation, all such Debt incurred pursuant to any Reimbursement Agreement.

                 2D.01 If the Guaranteed Debt or any part thereof shall not be paid in full when due, NCB-Agent, for the benefit of the Banks, shall immediately have the right at all times thereafter to proceed directly against Borrower whether or not NCB-Agent shall have theretofore proceeded or be then proceeding against the other Companies or any of them or against any other obligors or security, if any. NCB-Agent in its discretion may proceed against any or all obligors or any or all security and exercise its other rights and remedies in each case either simultaneously or separately and, in any event, at such time or times, with such order of priority and as often as NCB-Agent in its discretion may from time to time deem expedient. Borrower agrees that at NCB-Agent's discretion Borrower, each other Company and every other existing or future obligor, if any, may be deemed to be jointly and severally liable for the payment of the Guaranteed Debt.

                 2D.02    Borrower's liabilities and other obligations under
                 this section 2D are unconditional and effective immediately, and shall remain in full effect until the payment in full of the Guaranteed Debt, regardless of the lapse of time, regardless of the fact that there may be a time or times when no Guaranteed Debt is outstanding, regardless of any act, omission or course of dealing whatever on NCB-Agent or any Bank's part, and regardless of any other event, condition or thing. Without limiting the generality of the foregoing, neither the amount of the Guaranteed Debt for purposes of this section 2D nor Borrower's liability under this section 2D shall be diminished or impaired by:

                          (a) NCB-Agent or any Bank's granting any credit to Borrower's Subsidiaries or any of them, whether or not liability therefor constitutes Guaranteed Debt, or any failure or refusal of NCB-Agent or any Bank to grant any other credit to Borrower's Subsidiaries or any of them even if NCB-Agent or a Bank thereby breaches any duty or commitment to Borrower, Borrower's Subsidiaries or any of them or any other Person,

                          (b) the application by NCB-Agent or any Bank of credits, payments or proceeds to any portion of the Debt of Borrower's Subsidiaries or any of them that is not Guaranteed Debt,


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                          (c) any extension, renewal or refinancing of all or
                          any part of the Debt of Borrower's Subsidiaries or any of them,

                          (d) any amendment, restatement or other modification of any kind in, to or of any Reimbursement Agreement or other Related Writing, or any consent or other indulgence granted to any obligor, or any waiver of any default under any Reimbursement Agreement or other Related Writing,

                          (e) any acceptance of security for or any other obligor on all or any part of the Debt of Borrower's Subsidiaries or any of them, or any release of any security or other obligor, whether or not NCB-Agent or Banks receive consideration for the release,

                          (f) any discharge of all or any part of the Debt of Borrower's Subsidiaries or any of them under any bankruptcy or insolvency law or otherwise,

                          (g) NCB-Agent or a Bank's failure to make any presentment or demand for payment, to assert or perfect any claim, demand or interest, to enforce any right or remedy, to receive or review financial statements of or other information about any obligor, or to exercise any other diligence in monitoring any obligor or other security for all or any part of the Debt of Borrower's Subsidiaries or any of them, or any delay or neglect by NCB-Agent or a Bank in respect of all or any part of the Debt of Borrower's Subsidiaries or any of them or any security therefor,

                          (h) any failure to give Borrower notice of (i) the making of any loan or other credit extension or the terms, conditions, and other provisions applicable thereto, (ii) any dishonor by Borrower's Subsidiaries or any of them or any other obligor, (iii) the inaccuracy or incompleteness of any representation, warranty or other statement made by any obligor, or
                          (iv) any other event, condition or thing, or

                          (i) any defense that may now or hereafter be available to Borrower or any other obligor, whether based on suretyship, impairment of collateral, accord and satisfaction, breach of warranty, breach of contract, failure of consideration, tort, lack of capacity, usury or otherwise, or any illegality, invalidity or unenforceability of all or any part of the Debt of Borrower's Subsidiaries or any of them or of any Reimbursement Agreement or other Related Writing.

                   2D.03 Borrower hereby (a) waives all now existing or hereafter arising rights to recoup or offset any obligation of Borrower under this Agreement against any claim or right of Borrower against Bank, (b) waives all rights of exoneration now or hereafter arising out of or in connection with this section 2D and (c) agrees that unless and until all of the Debt of Borrower's Subsidiaries or any of them shall have been paid in full, Borrower will not assert against any of its Subsidiaries or any of their respective properties any rights (including, without limitation, contribution, indemnification, reimbursement, and subrogation) now or hereafter arising (whether

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               by contract, operation of law or otherwise) out of or in
               connection with this section 2D."

         D. Section 9 of the Credit Agreement is hereby amended by inserting, in appropriate alphabetical order, the following definitions of "Guaranteed Debt" and "Reimbursement Agreement":

       "Guaranteed Debt is defined in section 2D;"
        ---------------

       "Reimbursement Agreement is defined in subsection 2C.04;"
        -----------------------

SECTION 11 - CONDITIONS PRECEDENT
             --------------------

         It is a condition precedent to the effectiveness of this Amendment that, prior to or on the date hereof, the following items shall have been delivered to NCB-Agent (in form and substance acceptable to NCB-Agent):

         (A) an Acknowledgment of Receipt of a copy of, and Consent and Agreement to the terms of, this Amendment by each Company (other than Borrower) with respect to a certain Continuing Guaranty of Payment executed and delivered to NCB-Agent by such entities and dated May 30. 1995;

         (B) a Certificate, dated as of the date hereof, of the secretary of Borrower certifying (1) that Borrower's Certificate of Incorporation and By-Laws have not been amended since the execution of the Credit Agreement (or certifying that true, correct and complete copies of any amendments are attached), (2) that copies of resolutions of the Board of Directors of Borrower are attached with respect to the approval of this Amendment and of the matters contemplated hereby and authorizing the execution, delivery and performance by Borrower of this Amendment and (3) as to the incumbency and signatures of the officers of Borrower signing this Amendment;

         (C) a non-refundable documentation fee to NCB-Agent (for its own account) in the amount of $2,000.00 in consideration of NCB-Agent's preparation of this Amendment; and

         (D) Such other documents as NCB-Agent may request to implement this Amendment and the transactions contemplated hereby.

 If NCB-Agent or Banks shall consummate the transactions contemplated hereby prior to the fulfillment of any of the conditions precedent set forth above, the consummation of such transactions shall constitute only an extension of time for the fulfillment of such conditions and not a waiver thereof.

 SECTION III - REPRESENTATIONS AND WARRANTIES
               ------------------------------

         Borrower hereby represents and warrants to each of the other parties to this Amendment that

         (A) none of the representations and warranties made in the Credit Agreement has ceased to be true and complete in any material respect as of the date hereof; and

         (B) as of the date hereof no "Default Under This Agreement" has occurred and is continuing.


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   SECTION IV - ACKNOWLEDGMENTS CONCERNING OUTSTANDING LOANS
                --------------------------------------------

         Borrower acknowledges and agrees that, as of the date hereof, all of Borrower's outstanding loan obligations to Banks are owed without any offset, deduction, defense, claim or counterclaim of any nature whatsoever.

   SECTION V - REFERENCES
               ----------

          On and after the effective date of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", or words of like import referring to the Credit Agreement, and each reference in the Revolving Notes or other Related Writings to the "Credit Agreement", "thereof", or words of like import referring to the Credit Agreement shall mean and refer to the Credit Agreement as amended hereby. The Credit Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of NCB-Agent or Banks under the Credit Agreement or constitute a waiver of any provision of the Credit Agreement except as specifically set forth herein. From and after the date of this Amendment references in the Credit Agreement to EXHIBIT G shall be deemed to be references to the form of the exhibit attached hereto as EXIBIT A.

   SECTION VI - COUNTERPARTS AND GOVERNING LAW
                ------------------------------

          This Amendment may be executed in any number of counterparts, each counterpart to be executed by one or more of the parties but, when taken together, all counterparts shall constitute one agreement. This Amendment, and the respective rights and obligations of the parties hereto, shall be construed in accordance with and governed by Ohio law.

          IN WITNESS WHEREOF, the Borrower, NCB-Agent and the Banks have caused this Amendment to be executed by their authorized officers as of the date and year first above written.

   NATIONAL CITY BANK, AGENT          SUDBURY, INC.

   By: /s/ Michael P. Burns           By:  /s/ Jacques R. Sardas
      ---------------------------        ---------------------------------
   Printed Name: Michael P. Burns     Printed Name: Jacques R. Sardas
                -----------------                  -----------------------
   Title:  Vice President             Title: Chairman & Chief Executive Officer
          -----------------------          ----------------------------------

   NATIONAL CITY BANK                 SUDBURY, INC.

   By:  /s/ Michael P. Burns          By: /s/ Mark E. Brody
      ---------------------------         ---------------------------------
   Printed Name: Michael P. Burns     Printed Name:  Mark E. Brody
                -----------------                   -----------------------
   Title: Vice President              Title:  Vice President And CFO
         ------------------------            ------------------------------

   STAR BANK, NATIONAL ASSOCIATION

   By:  /s/ John D. Barrett
       --------------------------
   Printed Name:  John D. Barrett
                -----------------
   Title: Vice President
          -----------------------


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                                   Exhibit A
                                   ---------

                                    Form of
                                    -------
             Application for Irrevocable Standby Letter of Credit
             ----------------------------------------------------
                                      and
                                      ---
                 Reimbursement Agreement and Security Agreement
                 ----------------------------------------------








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